Exhibit 5.1

March 6, 2008

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, California 94403

Ladies and Gentlemen:

We have acted as counsel to Franklin Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), as amended or supplemented, under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the following securities (the “Securities”): (i) debt securities (“Debt Securities”) to be issued pursuant to one or more indentures and any related supplemental indentures, officers’ certificates or board resolutions establishing the terms of any particular series of Debt Securities (the “Indentures”), including the Indenture, dated as of May 19, 1994, as supplemented, between the Company and The Bank of New York Trust Company as successor to Chemical Bank (the “1994 Indenture”), incorporated by reference in the Registration Statement and the prospectus contained therein (the “Prospectus”) filed from time to time as exhibits to, or incorporated by reference from time to time, in the Registration Statement and the Prospectus; (ii) convertible securities (“Convertible Securities”) to be issued pursuant to the Indentures; (iii) shares of common stock, par value $0.10 per share (“Common Shares”); (iv) one or more series of preferred stock, par value $1.00 per share (“Preferred Shares”); (v) warrants (“Warrants”) to purchase Common Shares or Preferred Shares; and (vi) units (“Units”).

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, (ii) the amended and restated by-laws of the Company, (iii) the 1994 Indenture, (iv) the Registration Statement; (v) the Prospectus; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

Franklin Resources, Inc.

March 6, 2008

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; and (vii) the Indentures, Warrants, warrant agreements, Units and Unit agreements are governed by New York law, we advise you that in our opinion:

1. Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the Indenture relating to the Debt Securities has been duly executed, authorized and delivered by all parties thereto substantially in the form so filed as an exhibit to, or incorporated by reference in the Registration Statement and the Prospectus, (ii) the terms of the Debt Securities to be issued under the applicable Indenture and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any purchase, underwriting or similar agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. Assuming that the issuance and terms of any Convertible Securities and the terms of the offering thereof have been duly authorized, when (i) the Indenture relating to the Convertible Securities has been duly executed, authorized and delivered by all parties thereto

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March 6, 2008

substantially in the form filed as an exhibit to, or incorporated by reference in the Registration Statement and the Prospectus, (ii) the terms of the Convertible Securities to be issued under the Indentures and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Convertible Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any purchase, underwriting or similar agreement, such Convertible Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. Assuming that the issuance and terms of any Common Shares and the terms of the offering thereof have been duly authorized, when (i) the Company has received the consideration therefor specified in any applicable purchase, underwriting or similar agreement approved by the Company’s board of directors, (ii) in the case of any Common Shares to be issued under any Warrants, upon due exercise, and the payment of the exercise price specified in, such Warrants and (iii) in the case of any Shares to be issued upon the exchange or conversion of Debt Securities, Convertible Securities, Preferred Shares, Warrants and other rights that are exchangeable for or convertible into Common Shares, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, the Common Shares (including any Common Shares that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

4. Assuming that the issuance and terms of any series of Preferred Shares and the terms of the offering thereof have been duly authorized, when (i) a Certificate of Designations fixing and determining the terms of the Preferred Shares has been duly filed with the Secretary of State of the State of Delaware and accepted for record, (ii) the Company has received the consideration therefor specified in any applicable purchase, underwriting or similar agreement approved by the Company’s board of directors and (iii) in the case of any Preferred Shares to be issued under any Warrants, upon due exercise of, and the payment of the exercise price specified in, such Warrants, such Preferred Shares (including any Preferred Shares that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

5. Assuming that the issuance and terms of any Warrants and the terms of the offering thereof have been duly authorized, when (i) the Warrant agreement or Warrant agreements relating to such Warrants or other rights have been duly authorized, executed and delivered by the Company and any warrant agent appointed by the Company, (ii) the terms of such Warrants or other rights have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) such Warrants or other rights or certificates representing such Warrants or other rights have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any purchase, underwriting or similar

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March 6, 2008

agreement, such Warrants or other rights (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. Assuming that the issuance and terms of any Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, when (i) the Unit agreement or Unit agreements relating to such Units have been duly authorized, executed and delivered by the Company and any agent appointed by the Company, (ii) the terms of such Units or Unit agreements have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) such Units have been duly executed and authenticated in accordance with the applicable Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any purchase, underwriting or similar agreement, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above with respect to enforceability are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

The opinions expressed herein are limited to the laws of the State of New York and the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption ‘Legal Matters’ in the Prospectus.

Very truly yours,

/s/ WEIL, GOTSHAL & MANGES LLP